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                                                                   EXHIBIT 32.2

                    STATEMENT PURSUANT TO 18 U.S.C. ss.1350

   Pursuant to 18 U.S.C. ss.1350, the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Savient Pharmaceuticals, Inc.

February 22, 2005                   By:

                                        /s/ Lawrence A. Gyenes
                                        ----------------------------------------
                                        Lawrence A. Gyenes
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer


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